WEBB & COMPANY, P.A.

           Certified Public Accountants

January 7, 2008

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:Bedminster Financial Corp.

File Ref. No. 000-52666

We have read the statements of Bedminster Financial Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated January 7, 2008 and agree with such statements as they pertain to our firm.

Regards,

   /s/ Webb & Company, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

1501 Corporate Drive, Suite 150 *  Boynton, FL  33426
Telephone: (561) 752-1721 * Fax: (561) 734-8562
www.cpawebb.com